      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      TECHNICAL COMMUNICATIONS CORPORATION
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               MASSACHUSETTS                               04-2295040
      -------------------------------                   ----------------
      (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                   Identification No.)



                 100 DOMINO DRIVE, CONCORD, MASSACHUSETTS 01742
                 ----------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                      TECHNICAL COMMUNICATIONS CORPORATION
                       1991 Stock Option Plan, as Amended
                       ----------------------------------
                            (Full Title of the Plan)


                               CARL H. GUILD, JR.
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                                100 Domino Drive
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5100
                           ---------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                          LAWRENCE H. GENNARI, ESQUIRE
                                GADSBY HANNAH LLP
                               225 FRANKLIN STREET
                           Boston, Massachusetts 02110
                                 (617) 345-7000

                         CALCULATION OF REGISTRATION FEE



                                           Proposed Maximum      Proposed Maximum
Title of Securities      Amount to be      Offering Price Per    Aggregate Offering         Amount of
to be Registered         Registered(1)          Share(2)              Price(2)           Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock,
$.10 par value
per share (the
"Common Stock").........   100,000               $5.625             $228,560.98              $57.14



----------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits or similar transactions.

(2) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. A portion of the shares (59,689 shares) are issuable upon exercise of options with fixed exercise prices ranging from $1.875 to $5.625. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The shares representing unissued options (40,311 shares) do not have a fixed exercise price. The proposed maximum offering price per share for such shares has been calculated pursuant to Rule 457(h) as $2.26, which is the average of the high and low prices of the Registrant's Common Stock as listed on Nasdaq on May 3, 2001.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to this Registration Statement is a combined Prospectus that relates also to the Registration Statement on Form S-8 (File No. 334-6890) previously filed by the Registrant on April 1, 1992, which registered an aggregate of 250,000 shares of Common Stock. A filing fee in the amount of $1,504.69 was previously paid with respect to such shares.

                                EXPLANATORY NOTE


     On April 1, 1992, we filed a Registration Statement on Form S-8 (File No. 334- 6890) (referred to in this document as, the "First Registration Statement") to register under the Securities Act of 1933, as amended, an aggregate of 250,000 shares of common stock, par value $0.10 per share (the "Common Stock"), issuable by us under our 1991 Stock Option Plan (the "Plan"). On November 20, 1996 our Board of Directors voted to increase the total number of shares reserved under the Plan from 250,000 to 350,000 shares. This amendment to the Plan was approved by the stockholders at the Annual Meeting of Stockholders on February 10, 1997. This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional aggregate of 100,000 shares of our Common Stock issuable upon the exercise of stock options granted, or to be granted, under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement. We also hereby incorporated by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission:

DOCUMENT(S)                                          PERIOD(S)

The description of our Common Stock,
$0.10 par value per share, contained in
our Registration Statement on Form 8-A
pursuant to Section 12(g) of the Securities
Exchange Act of 1934, as amended, including
any amendment or report filed for the purpose
of updating such description......................   Filed December 22, 1977

Annual Report on Form 10-K........................   Fiscal Year ended
                                                     September 30, 2000

                                                     Quarters ended July 1, 2000
Quarterly Reports on Forms 10-Q and 10-QSB........   and December 30, 2000


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing such documents.

     You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

                      Technical Communications Corporation
                                100 Domino Drive
                          Concord, Massachusetts 01742
                          Attention: Michael P. Malone,
                             Chief Financial Officer
                              Tel.: (978) 287-5100

ITEM 8.  EXHIBITS.
         --------

(a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.    Description
-----------    -----------

   4     Amendment to Technical Communications Corporation 1991 Stock Option
         Plan

   5 Opinion Letter of Gadsby Hannah LLP as to the legality of the shares being registered.

  23a    Consent of Gadsby Hannah LLP (contained in Opinion filed as Exhibit 5).

  23b    Consent of Grant Thornton LLP.

  23c    Consent of Arthur Andersen LLP.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts on this 8th day of May, 2001.

  TECHNICAL COMMUNICATIONS CORPORATION


                             By: /s/ Carl H. Guild, Jr.
                                 ------------------------
                                 Carl H. Guild, Jr., Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                                 Capacity                 Date
----                                                 --------                 ----
/s/ Carl H. Guild, Jr.                    President, Chief Executive       May 8, 2001
---------------------------
Carl H. Guild, Jr.                        Officer, and Chairman of the
                                          Board of Directors
                                          (principal executive officer)

/s/ Michael P. Malone                     Chief Financial Officer,         May 8, 2001
---------------------------
Michael P. Malone                         Treasurer, and Assistant
                                          Clerk (principal financial and
                                          accounting officer)

/s/ Mitchell B. Briskin                   Director                         May 8, 2001
---------------------------
Mitchell B. Briskin


/s/ David A. B. Brown                     Director                         May 8, 2001
---------------------------
David A.B. Brown


/s/ Robert T. Lessard                     Director                         May 8, 2001
---------------------------
Robert T. Lessard


/s/ Donald Lake                           Director                         May 8, 2001
---------------------------
Donald Lake


/s/ Thomas E. Peoples                     Director                         May 8, 2001
---------------------------
Thomas E. Peoples


                                  EXHIBIT INDEX
                                  -------------


                                                                         Sequentially Numbered
Exhibit No.          Description                                              Page Number
-----------          -----------                                         ---------------------

   4                 Amendment to Technical Communications Corporation            7
                     1991 Stock Option Plan

   5                 Opinion Letter of Gadsby Hannah LLP
                     as to legality of shares being registered                    8

  23a                Consent of Gadsby Hannah LLP
                     (contained in Opinion filed as Exhibit No. 5)                8

  23b                Consent of Grant Thornton LLP                                9

  23c                Consent of Arthur Andersen LLP                              10

                                      -6-